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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this registration statement of PRIMEDIA, Inc. on Form S-4 of our reports dated February 1, 2001 (February 28, 2001 as to Note 3), appearing in the Annual Report on Form 10-K of PRIMEDIA, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in such registration statement.


/s/ Deloitte & Touche LLP

New York, New York
August 13, 2001